For period ending 9-30-98
File Number 811-4767



Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Income-Growth Trust:


                                               Date                                   Securities
          Security:              Date Of     Offering     Purchase                     Acquired         Amount          Total
                                Purchase:   Commenced:     Price:     Commission:        From:        Purchased:      Offering:
1.   Coltec Capital Trust        4/07/98      4/07/98       50.00        $0.00      First Boston     $  460,000     $130,000,000
2.   LaSalle Hotel Properties    4/23/98      4/23/98       18.00        $0.65      Prudential       $1,071,000     $255,000,000

